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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF CALLIDUS SOFTWARE INC.


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Callidus Software Ltd.                  United Kingdom
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Callidus Software GmbH                  Germany
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Callidus Software Pty. Limited          Australia
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Callidus Software S.r.l.                Italy
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